Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter 2015 Operating Results

Three Month Results

•	Net revenue increased 6.2% to $302.5 million

•	Adjusted EBITDA increased 13.6% to $118.5 million

Three Month Pro Forma Results

•	Pro forma adjusted net revenue increased 5.2%

•	Pro forma adjusted EBITDA increased 12.3%

Baton Rouge, LA – May 6, 2015 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2015.

“We are encouraged by our first quarter results, which have us tracking to the high end of our previously provided full-year goals for sales and AFFO,” said Lamar chief executive, Sean Reilly. “We were able to build on the sales momentum we saw at the end of 2014 while limiting expense growth. In particular, I am pleased by the continued growth in our local billboard sales.”

First Quarter Highlights

•	Local revenue on billboards increased 6.7%

•	National revenue on billboards increased 2.5%

•	Pro forma analog bulletin revenue grew 3.5%

•	Pro forma consolidated expense growth held to 1.0%

First Quarter Results

Lamar reported net revenues of $302.5 million for the first quarter of 2015 versus $284.9 million for the first quarter of 2014, a 6.2% increase. Operating income for the first quarter of 2015 was $67.3 million as compared to $31.1 million for the same period in 2014. Lamar recognized net income of $40.7 million for the first quarter of 2015 compared to a net loss of $4.8 million for same period in 2014. Net income (loss) per basic and diluted share was $0.42 per share and $(0.05) per share for the three months ended March 31, 2015 and 2014, respectively.

Adjusted EBITDA for the first quarter of 2015 was $118.5 million versus $104.4 million for the first quarter of 2014, a 13.6% increase.

Free Cash Flow for the first quarter of 2015 was $62.9 million as compared to $51.1 million for the same period in 2014, a 23.1% increase.

For the first quarter of 2015, Funds From Operations, or FFO, was $84.6 million versus $60.4 million for the same period in 2014, an increase of 40.0%. Adjusted Funds From Operations, or AFFO, for first quarter of 2015 was $78.9 million compared to $58.8 million for the same period in 2014, a 34.1% increase. Diluted AFFO per share was $0.82 per share and $0.62 per share for the three months ended March 31, 2015 and 2014, respectively.

Q1 Pro Forma Results

Pro forma adjusted net revenue for the first quarter of 2015 increased 5.2% over pro forma adjusted net revenue for the first quarter of 2014. Pro forma adjusted EBITDA increased 12.3% as compared to pro forma adjusted EBITDA for the first quarter of 2014. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2014 period for acquisitions and divestitures for the same time frame as actually owned in the 2015 period. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures included in this release.

Liquidity

As of March 31, 2015, Lamar had $303.7 million in total liquidity that consisted of $271.2 million available for borrowing under its revolving senior credit facility and approximately $32.5 million in cash and cash equivalents.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding guidance for fiscal year 2015 and sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a REIT and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, (AFFO), Diluted AFFO per share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest, which is the definition used by the National Association of Real Estate Investment Trusts (NAREIT). Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per share, adjusted pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentation of these non-GAAP measures, including AFFO and FFO, may not be comparable to similarly titled measures used by similarly situated companies. See “Supplemental

Schedules—Unaudited Reconciliation of Non-GAAP Measures” and “Supplemental Schedules—Unaudited REIT Measures and Reconciliations to GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, May 6, 2015 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	13746130
Available through Wednesday, May 13, 2015 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Wednesday, May 13, 2015 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and approximately 70 transit advertising franchises in the United States, Canada and Puerto Rico.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2015	2014
Net revenues	$302,477	$284,933

Operating expenses (income)
Direct advertising expenses	113,232	111,508
General and administrative expenses	56,527	54,949
Corporate expenses	14,169	14,100
Stock-based compensation	3,901	3,912
Depreciation and amortization	49,230	69,526
Gain on disposition of assets	(1,836)	(206)

	235,223	253,789

Operating income	67,254	31,144

Other expense (income)
Interest income	(2)	(45)
Loss on extinguishment of debt	—	5,176
Other-than-temporary impairment of investment	—	4,069
Interest expense	24,532	30,268

	24,530	39,468

Income (loss) before income tax expense (benefit)	42,724	(8,324)
Income tax expense (benefit)	2,008	(3,487)

Net income (loss)	40,716	(4,837)
Preferred stock dividends	91	91

Net income (loss) applicable to common stock	$40,625	$(4,928)

Earnings per share:

Basic earnings (loss) per share	$0.42	$(0.05)

Diluted earnings (loss) per share	$0.42	$(0.05)

Weighted average common shares outstanding:
- basic	95,704,850	94,906,018
- diluted	95,742,148	95,368,995
OTHER DATA

Free Cash Flow Computation:
Adjusted EBITDA	$118,549	$104,376
Interest, net	(23,372)	(28,940)
Current tax expense	(3,195)	(1,878)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(29,041)	(22,398)

Free cash flow	$62,850	$51,069

OTHER DATA (continued):

	March 31, 2015	December 31, 2014
Selected Balance Sheet Data:
Cash and cash equivalents	$32,546	$26,035
Working capital	$103,708	$47,803
Total assets	$3,355,224	$3,318,818
Total debt (including current maturities)	$1,953,171	$1,899,895
Total stockholders’ equity	$981,188	$981,466

	Three months ended March 31,
	2015	2014
Selected Cash Flow Data:
Cash flows provided by operating activities	$54,731	$62,584
Cash flows used in investing activities	$(44,270)	$(25,772)
Cash flows used in financing activities	$(2,819)	$(637)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2015	2014
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$54,731	$62,584
Changes in operating assets and liabilities	38,923	12,574
Total capital expenditures	(29,041)	(22,398)
Preferred stock dividends	(91)	(91)
Other	(1,672)	(1,600)

Free cash flow	$62,850	$51,069

Reconciliation of Adjusted EBITDA to Net Income (Loss):
Adjusted EBITDA	$118,549	$104,376
Less:
Stock-based compensation	3,901	3,912
Depreciation and amortization	49,230	69,526
Gain on disposition of assets	(1,836)	(206)

Operating income	67,254	31,144

Less:
Interest income	(2)	(45)
Loss on extinguishment of debt	—	5,176
Other-than-temporary impairment of investment	—	4,069
Interest expense	24,532	30,268
Income tax expense (benefit)	2,008	(3,487)

Net income (loss)	$40,716	$(4,837)

Capital expenditure detail by category:
Billboards - traditional	$5,809	$4,618
Billboards - digital	14,262	9,798
Logo	2,942	1,868
Transit	130	90
Land and buildings	3,171	3,301
Operating equipment	2,727	2,723

Total capital expenditures	$29,041	$22,398

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2015	2014	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue	$302,477	$284,933	6.2%
Acquisitions and divestitures	—	2,722

Pro forma adjusted net revenue	$302,477	$287,655	5.2%

Reported direct advertising and G&A expenses	$169,759	$166,457	2.0%
Acquisitions and divestitures	—	1,552

Pro forma direct advertising and G&A expenses	$169,759	$168,009	1.0%

Outdoor operating income	$132,718	$118,476	12.0%
Acquisitions and divestitures	—	1,170

Pro forma adjusted outdoor operating income	$132,718	$119,646	10.9%

Reported corporate expenses	$14,169	$14,100	0.5%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$14,169	$14,100	0.5%

Adjusted EBITDA	$118,549	$104,376	13.6%
Acquisitions and divestitures	—	1,170

Pro forma adjusted EBITDA	$118,549	$105,546	12.3%

(a)	Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2014 for acquisitions and divestitures for the same time frame as actually owned in 2015.

	Three months ended March 31,
	2015	2014
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$132,718	$118,476
Less: Corporate expenses	14,169	14,100
Stock-based compensation	3,901	3,912
Depreciation and amortization	49,230	69,526
Plus: Gain on disposition of assets	1,836	206

Operating income	$67,254	$31,144

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended March 31,
	2015	2014
Net income (loss)	$40,716	$(4,837)
Depreciation and amortization related to advertising structures	45,414	65,175
Gain from disposition of real estate assets	(1,742)	(24)
Adjustment for minority interest – consolidated affiliates	167	77

Funds From Operations	$84,555	$60,391

Straight-line expense	(36)	(52)
Stock-based compensation expense	3,901	3,912
Non-cash tax benefit	(1,187)	(5,365)
Non-real estate related depreciation and amortization	3,816	4,351
Amortization of deferred financing and debt issuance costs	1,158	1,283
Loss on extinguishment of debt	—	5,176
Loss from other-than-temporary impairment of investment	—	4,069
Capitalized expenditures-maintenance	(13,156)	(14,874)
Adjustment for minority interest–consolidated affiliates	(167)	(77)

Adjusted Funds From Operations	$78,884	$58,814

Divided by weighted average diluted shares outstanding	95,742,148	95,368,995

Diluted AFFO per share	$0.82	$0.62